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[Execution Copy]

                               GUARANTEE AGREEMENT

                  AGREEMENT dated as of July 31, 1996 among FRESENIUS MEDICAL CARE GMBH, a German corporation and the predecessor of Fresenius Medical Care AG ("FMC"), the UNITED STATES OF AMERICA ("Beneficiary"), W. R. GRACE & CO., a New York corporation ("Grace-NY") and NATIONAL MEDICAL CARE, INC., an indirect wholly-owned subsidiary of Grace-NY (the "Primary Guarantee").

                                   Background

                  A. National Medical Care, Inc. and its subsidiaries, affiliates and divisions, including, but not limited to NMC Homecare Division, NMC Dialysis Services Division, LifeChem, Inc., NMC Diagnostic Services, Inc. and NMC Medical Products Division, and any divisions and subsidiaries thereof (collectively referred to as "NMC") are the subject of an investigation being conducted by the Office of the Inspector General of the United States Department of Health and Human Services, the United States Department of Justice Civil Division, the United States Attorneys for the Districts of Massachusetts and the Southern District of Florida and others concerning possible violations of federal laws relating to health care payments and reimbursement (the "OIG Investigation").

                  B. A qui tam action has been filed under seal in the United States District Court for the Southern District of Florida in the name and on behalf of Beneficiary against NMC, NMC Homecare Division, Inc., Grace-NY and W.
R. Grace & Co.-- Conn. ("Grace Chemicals") alleging, inter alia, that NMC, Grace-NY and Grace Chemicals violated the False Claims Act,
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31 U.S.C. Sections 3729 et seq., and seeking a preliminary injunction and other equitable relief with respect to the Reorganization, as defined below (the "Florida Action"). The matters alleged in the Florida Action are also a subject of the OIG Investigation.

                  C. Grace-NY and Fresenius AG, a German health care corporation, have entered into an Agreement and Plan of Reorganization dated as of February 4, 1996 (as amended, modified or supplemented from time to time on or before the Closing Date referred to therein, the "Reorganization Agreement") pursuant to which Grace-NY will become a wholly-owned subsidiary of FMC. The transactions contemplated by the Reorganization Agreement and all or any part thereof are hereinafter referred to as the "Reorganization." The Reorganization shall be deemed to have been consummated as of the Effective Time as defined in the Reorganization Agreement. After consummation of the Reorganization, Fresenius USA, Inc. will be contributed to Grace-NY.

                  D. Beneficiary has (i) expressed concerns that the Reorganization may adversely affect the financial ability of NMC to pay any liability that it may have relating to or arising out of the OIG Investigation and the Florida Action (the "Government Claims") and (ii) advised Grace-NY and FMC that Beneficiary is considering its remedies with respect to the Reorganization.

                  E. Beneficiary has agreed to refrain from taking certain action as set forth in Section 6 below if FMC and Grace-NY (jointly, the "Guarantors") provide a guarantee and NMC provides a letter of credit with respect to payment of the Government Claims, and the Guarantors and NMC are willing to provide such a guarantee and letter of credit, all subject to and in accordance with the terms and conditions set forth below.
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Contemporaneously herewith, Grace Chemicals and Beneficiary are entering into a separate guarantee agreement (the "Grace Chemicals Guarantee"), the execution and delivery of which are essential elements and conditions of Beneficiary's agreement to the terms set forth below.

                  THEREFORE, it is agreed:

                              Terms and Conditions

                  1. Guarantee. (a) Effective upon consummation of the Reorganization, the Guarantors jointly and severally unconditionally guarantee to Beneficiary the prompt payment when due of all obligations (the "Obligations") of NMC to Beneficiary in respect of the Government Claims. For purposes of this Agreement, an alleged liability or other obligation shall be deemed an Obligation only if (i) it is determined to be an actual liability or obligation of NMC to Beneficiary in respect of a Government Claim pursuant to an Actionable Order (as defined below) or (ii) it is agreed to be such in a writing (a "Settlement Agreement") executed by FMC, Grace-NY or NMC and Beneficiary. An "Actionable Order" is an order entered by a court of competent jurisdiction (x) that has become final and nonappealable or (y) with respect to which enforcement during the pendency of an appeal has not been stayed by the posting of a supersedeas bond (or similar bond or credit support) or otherwise by order of a court of competent jurisdiction. For purposes of this Agreement, an Obligation is due on the date (the "Obligation Due Date") when the order giving rise to such Obligation becomes an Actionable Order or when the Settlement Agreement
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giving rise to such Obligation states that such Obligation is due.

                  (b) As credit support for the foregoing guarantee, NMC shall deliver to Beneficiary on or before consummation of the Reorganization an irrevocable standby letter of credit (including any renewals thereof or replacements therefor, the "Letter of Credit") issued by The Chase Manhattan Bank, NationsBank, N.A. or another bank acceptable to Beneficiary and in a form acceptable to Beneficiary in the amount of $150 million, which Letter of Credit shall provide that it may be drawn immediately upon the presentation by Beneficiary to the issuer at an office located in the United States of a sight draft payable to Beneficiary or its designee in the amount of the draw and a certificate signed by Beneficiary stating that (i) Obligations in the amount of the draw have not been paid as of the Obligation Due Date (an "Obligation Payment Default") or (ii) the Letter of Credit is scheduled to expire within 30 days and as of the 30th day prior to expiration Beneficiary has not received a new Letter of Credit on the same terms. FMC shall provide Beneficiary with at least 30 days prior written notice of the expiration of the Letter of Credit unless the Letter of Credit has been renewed or replaced before the 30th day preceding its expiration. Beneficiary shall return the Letter of Credit for cancellation when all Obligations shall have been paid in full and no other Government Claims remain outstanding or it is determined, by Beneficiary or pursuant to a final and nonappealable order of a court of competent jurisdiction, that NMC does not have any liability or obligations to Beneficiary in respect of the Government Claims (the "Cancellation Date"). Delivery to Beneficiary of the Letter of Credit is an express condition to Beneficiary's agreement to the terms of this
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Agreement.

                  (c) If Beneficiary draws on the Letter of Credit pursuant to clause (ii) of the first sentence of Section 1(b) above at a time when no Obligation Payment Default exists, the proceeds of such draw shall be held in an interest-bearing escrow arrangement (the "Escrow Arrangement") that will provide for (i) prompt payment of the escrowed funds to Beneficiary to the extent of any Obligation Payment Default, (ii) if the amount of the Obligations has been established by an Actionable Order or Settlement Agreement, prompt payment of escrowed funds to NMC to the extent the amount of the escrowed funds exceeds the amount of the unpaid Obligations and no other Government Claims remain outstanding and (iii) prompt payment of all then remaining escrowed funds to NMC upon the Cancellation Date. Such Escrow Arrangement will be established pursuant to an escrow agreement to be negotiated in good faith by NMC and Beneficiary and the expense of which will be borne by NMC, provided, however, that in the event NMC and Beneficiary have not executed and delivered such an escrow agreement by the time the proceeds of such draw have been received by Beneficiary or its designee, then Beneficiary shall deposit (or arrange to have deposited) such proceeds with a bank or trust company in escrow pursuant to an escrow arrangement (at the expense of NMC) that Beneficiary determines to be consistent with the immediately preceding sentence.

                  2. Nature of Guarantee. The guarantee of the Guarantors set forth in Section 1 hereof constitutes a guarantee of payment upon the Obligation Due Date and not collection. The
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obligation of the Guarantors hereunder shall not be affected by any event, occurrence or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than payment of the Obligations). In the event that any payment by NMC of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to such Obligations as if such payment had not been made. The Guarantors agree that Beneficiary may resort to either or both of them for payment of any of the Obligations, whether or not Beneficiary shall have resorted to any collateral security, or shall have proceeded against NMC or any other person or entity primarily or secondarily obligated in respect of any of the Obligations.

                  3. Subrogation. The Guarantors shall not exercise any rights which they may acquire by way of subrogation until all of the Obligations to Beneficiary shall have been paid in full. Subject to the foregoing, upon payment of all of the Obligations, each Guarantor shall to the extent of its payment of the Obligations be subrogated to the rights of Beneficiary against NMC, and Beneficiary agrees to take at each Guarantor's expense such steps as such Guarantor may reasonably request to implement such subrogation.

                  4. No Waiver; Cumulative Rights. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Beneficiary or allowed it by law or other agreement shall be cumulative and not
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[Execution Copy]

exclusive of any other, and may be exercised by Beneficiary from time to time.

                  5. Waiver of Notice. Each Guarantor waives notice of the acceptance of this guarantee, presentment, demand, notice of dishonor, protest, notice of sale of any collateral security and all other notices whatsoever.

                  6. Agreements of Beneficiary. Except as set forth in Section 7 below, Beneficiary, acting solely in its capacity as holder of the Government Claims, agrees that (a) it shall not take any action whatsoever to impede, prohibit, enjoin, delay or otherwise interfere with consummation of the Reorganization on grounds that the Reorganization constitutes a fraudulent transfer, fraudulent conveyance or other similarly avoidable transfer as to Beneficiary, (b) upon request by FMC, NMC or Grace-NY, it shall represent to any court presented with an attempt by the Relator in the Florida Action or any other Relator in any other qui tam action relating in substantial part to matters that are the subject of the Florida Action or the OIG Investigation to impede, prohibit, enjoin, delay or otherwise interfere with consummation of the Reorganization that the terms of this Agreement and the Grace Chemicals Guarantee together satisfy its concerns with respect to the Reorganization as expressed in paragraph D above, and (c) effective upon consummation of the Reorganization, it releases and discharges Grace-NY, NMC, FMC, the financial institutions underwriting, arranging or otherwise participating in any manner in the Reorganization or the financings contemplated thereby or consummated in connection therewith, all of the corporate parents,
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subsidiaries and affiliates of the foregoing persons and entities described in this clause (c), and all of the respective shareholders, officers, directors, investment bankers, agents, accountants and attorneys of the foregoing persons and entities described in this clause (c) (collectively, the "Releasees") from any and all claims, liabilities and causes of action to the effect that the Reorganization constitutes a fraudulent transfer, fraudulent conveyance or other similarly avoidable transfer as to Beneficiary, solely in its capacity as holder of the Government Claims. Notwithstanding the foregoing, in the event this Agreement, the Grace Chemicals Guarantee or the Letter of Credit (or the Escrow Arrangement established for the proceeds thereof pursuant to Section 1(c) above) shall become invalid or unenforceable (except to the extent that enforcement is stayed pursuant to a bankruptcy proceeding or similar proceeding for the relief of debtors) then the releases contained in clause 6(c) shall be deemed null and void.

                  7. Matters Not Released. (a) Beneficiary is not releasing under this Agreement, and the releases contained in Section 6 hereof do not include within their coverage, claims, liabilities and other obligations to (i) Beneficiary arising under the terms of this Agreement, (ii) the Internal Revenue Service arising under the Internal Revenue Code, (iii) the Securities and Exchange Commission arising under any applicable securities laws, and (iv) the Antitrust Division of the Department of Justice arising under any applicable antitrust or trade regulation laws.

                  (b) Nothing in this Agreement shall be construed to constitute a release by any agency or instrumentality of the United States (including the Department of Justice) that does not derive a benefit under this Agreement, the Letter of Credit
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[Execution Copy]

(or the Escrow Arrangement established for the proceeds thereof pursuant to Section 1(c) above) and the Grace Chemicals Guarantee.

                  (c) Nothing in this Agreement shall be construed to constitute a release from any claim, liability or obligation (criminal, civil or administrative) arising out of or relating in any way to the OIG Investigation and the Florida Action; although not exhaustive, specifically excluded from the scope of the release contained in Section 6 of this Agreement are claims, liabilities or obligations under the civil False Claims Act, 31 U.S.C. Sections 3729 et seq. (as amended), the Medicare Anti-kickback Act, 42 U.S.C. Section 1320a-7(b), the Civil Monetary Penalties Law, 42 U.S.C. Sections 1320a-7a, the Program Fraud Civil Remedies Act, 31 U.S.C. Sections 3801-3812, Title XVIII of the Social Security Act, 42 U.S.C. Section 1395 et seq., Sections 287, 371, 1001, 1341 and 1343 of Title 18 of the United States Code, common law theories for breach of contract, fraud (other than the fraudulent transfer theories described in Section 6(c)), payment by mistake of fact or unjust enrichment, or the provisions for suspension of Medicare funds in 42 C.F.R. Section 371(a) or
(b) or exclusion from the Medicare and State health care programs in 42 U.S.C.
Section 1320a-7(b). This Agreement shall not be construed to release any entity or individual not referred to in Section 6 above.

                  8. Good Faith Negotiations. The parties hereto agree that they will negotiate in good faith to attempt to arrive at a consensual resolution of the Government Claims and, in the context of such negotiations, will negotiate in good faith as to the need for any structuring of the payment of any
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Obligations arising under such resolution, taking into account the ability of
FMC to pay the Obligations. Nothing herein shall be construed to obligate any person to enter into any settlement of the Government Claims or to agree to a structured settlement. The provisions of this Section 8 are precatory and a statement of intent only, and (a) compliance by Beneficiary with such provisions is not a condition or defense to the obligations of any Guarantor under this Agreement and (b) breach of such provisions by Beneficiary cannot and will not be raised by any Guarantor to excuse performance of its obligations hereunder.

                  9. Termination of Agreement. If the Reorganization is not consummated on or before October 1, 1996, this Agreement shall terminate and be of no further force and effect unless all of the parties hereto agree otherwise in writing. If the Reorganization Agreement is amended, modified or supplemented (other than an amendment, modification or supplement that solely extends to a date not later than October 1, 1996 the date by which consummation of the Reorganization is required to occur) after the date of this Agreement, FMC shall provide Beneficiary with written notice (the "Amendment Notice") describing the nature of such amendment, modification or supplement together with a copy of all documents constituting such amendment, modification or supplement. If Beneficiary determines that such amendment, modification or supplement is adverse to its interests, Beneficiary shall have the right to terminate this Agreement and the Grace Chemicals Guarantee (but not solely this Agreement) by delivering written notice of such termination to the Guarantors within 10 business days of Beneficiary's actual receipt of such Amendment Notice.

                  10. Miscellaneous. No party to this Agreement may assign its rights, interest or obligations hereunder to any
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[Execution Copy]

other person or entity without the prior written consent of the other parties. This Agreement shall not be amended except in a writing signed by all of the parties hereto. The provisions of this Agreement shall be binding upon the parties hereto and their successors (including, in the case of FMC, Fresenius Medical Care AG). This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Each Releasee which is not a party to this Agreement is a third party beneficiary hereof solely for purposes of asserting this Agreement as a defense in any action brought by Beneficiary in violation of Section 6(c) hereof. The parties acknowledge and agree that Grace Chemicals is a third party beneficiary hereof solely for purposes of enforcing, by an action in its own name against each Guarantor, the obligation of such Guarantor under this Agreement to pay the Obligations to Beneficiary, provided, however that no such action by Grace Chemicals shall in any way affect, limit or delay Beneficiary's rights under the Grace Chemicals Guarantee or Grace Chemicals' obligations thereunder. Each signatory hereto represents and warrants that he or she is authorized to execute and deliver this Agreement on behalf of the party for whom he or she is purporting to act. Each party hereto represents and warrants that this Agreement constitutes its valid and binding agreement, enforceable against such party in accordance with its terms. This Agreement embodies the entire agreement between Guarantors and Beneficiary. There are no promises, terms, conditions, or obligations other than those contained in this Agreement. This Agreement supersedes all previous communications, representations, or agreements either

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verbal or written, between Guarantors and Beneficiary. FMC, Grace-NY and NMC represent to Beneficiary that the Reorganization Agreement provided to Beneficiary as part of and as described in the draft proxy materials dated July 3, 1996 has not been modified, amended or supplemented except to extend the date by which any party to the Reorganization Agreement may terminate such Agreement from September 1, 1996 to October 1, 1996.

                  11. Notices. All notices or other communications hereunder shall be in writing, delivered in person or sent by certified or registered mail or the equivalent (return receipt requested), at the addresses set forth below:

if to FMC:

Fresenius Medical Care AG
Borkenberg 14
61440 Oberusel, Germany
Attention:  Corporate Secretary

if to Grace-NY or NMC:

W. R. Grace & Co.-NY
c/o National Medical Care, Inc.
1601 Trapelo Road
Reservoir Place
Waltham, Massachusetts  02154
Attention:  General Counsel

with a copy to:

Ulrich Wagner, Esq.
O'Melveny & Myers
Citicorp Center
153 East 53rd Street
New York, New York  10022

if to Beneficiary:

U.S. Attorney for the
  District of Massachusetts
1003 J.W. McCormack Post Office
  and Courthouse
Boston, MA  02109
Attention:  Peter Mullin, Esq.

Michael F. Hertz, Esq.
Director Commercial Litigation Branch
U.S. Department of Justice
Tenth Street and Constitution Avenue, N.W.
Room 3647
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[Execution Copy]

Washington, D.C.  20530
(or, if by mail:
P.O. Box 261
Ben Franklin Station
Washington, D.C.  20044)
Attention:  Lucy Eldridge, Esq.
                    (D.J. No. 46-18-1901)

                  12. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with United States of America federal law. FMC and Grace-NY consent to the nonexclusive jurisdiction of the United States District Courts for the District of Massachusetts and the Southern District of Florida in any action to enforce any term of this Agreement. FMC and Grace-NY hereby appoint the General Counsel of NMC as their agent for service of process. In the event that NMC shall at any time fail to have a General Counsel, FMC and Grace-NY shall promptly appoint Corporation Trust Company (or a similar firm) as their agent for service of process and provide Beneficiary with written notice of such appointment (or, if no agent for service of process is appointed when required, they shall be deemed to have appointed the Secretary of the Commonwealth of the Commonwealth of Massachusetts as such agent, and Beneficiary shall promptly send to FMC in accordance with Section 10 above a copy of any documents served on such Secretary as such agent).
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

W. R. GRACE & CO.                            UNITED STATES OF AMERICA

By:________________________                  By:________________________

Title:_____________________                  Title:  Trial Attorney,
                                                     Commercial Litigation
                                                       Branch, Civil Division
                                                     U.S. Department of Justice

                                             By:________________________

                                             Title:  A.U.S.A., District of
                                                       Massachusetts

FRESENIUS MEDICAL CARE GMBH,                 NATIONAL MEDICAL CARE, INC.
predecessor to Fresenius
Medical Care AG

By:________________________                  By:_______________________
Title:_____________________                  Title:____________________